UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2025

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: N/A

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

FTE Networks, Inc. (“FTE” or the “Company”), today issued a shareholder update. The full text of the letter from interim CEO Michael P. Beys follows.

Dear Shareholders:

On behalf of FTE and its subsidiary, US Home Rentals, LLC (“USHR” and along with FTE, the “Companies”), I would like to provide an update on recent positive developments regarding FTE and USHR’s various litigations, which as you know have been the primary focus of management’s activities and the main remaining prospects for shareholder value. This update is a follow up to my letter of August 13, 2024, which is attached hereto, and uses terms previously defined in that letter.

As mentioned, there have been several positive developments in the litigations regarding both the Palleschi/Lethem Fraud and the Singal/Szkaradek Fraud, starting with the first of the two frauds.

First, on October 29, 2024 FTE and its co-plaintiffs survived a motion to dismiss their complaint against Marcum LLP and its partner Alan J. Markowitz, the Company’s former outside auditors that are alleged to have knowingly participated in the Palleschi/Lethem Fraud. See Lateral et al. v. Marcum LLP et al., Index No. 154273/2023 (N.Y. Sup. Ct.). FTE is seeking $400M in damages in the case, which is by far FTE’s single largest prospect for a recovery for shareholders. The case now proceeds to the discovery phase.

Second, on September 27, 2024 FTE and its co-plaintiffs won a judgment against one of the MCA companies for providing usurious loans to FTE in the course of the Palleschi/Lethem Fraud. See Lateral et al. v. Funderz.net et al., Docket No. 22 CV 02170 (S.D.N.Y.). The estimated value of the judgment is over $9M, and a trial is scheduled for April 2025 for plaintiffs to prove another $2.5M in damages. Although FTE previously assigned its claims in the case to its shareholder and creditor, Lateral Investment Management, LLC (“Lateral”), FTE has a sharing agreement in place with Lateral and stands to receive a portion of any funds collected.

Third, as you may recall, Palleschi and Lethem themselves, FTE’s ex-CEO and CFO who orchestrated the Palleschi/Lethem Fraud, have pleaded guilty to their crimes and are awaiting sentencing. FTE intends to work with the relevant law enforcement authorities in its capacity as a victim of their misconduct.

Fourth, having already reached a settlement in GS Capital v. FTE et al., Index No. 650626/2021 (N.Y. Sup. Ct), FTE has made all applicable payments to GS Capital under the settlement agreement since my last update, and GS Capital is now a supportive and collaborative creditor of FTE. It bears repeating that although GS Capital was among the numerous convertible noteholders that loaned money to FTE during the Palleschi/Lethem Fraud, the settled case between the two former adversaries was the result of a loan provided by GS Capital to FTE in March 2020.

There have been several positive developments in the litigations relating to the Singal/Szkaradek Fraud as set forth below.

First, in FTE v. Szkaradek et al., Docket No. 22 Civ. 785 (WCB) (D.Del.), in the U.S. District Court for the District of Delaware, federal Judge Bryson denied the Szkaradek’s motion to appoint a receiver over FTE. The decision, dated September 3, 2024, represents the second time the Szkaradeks or their confederates – namely Tom Coleman of Innovativ Media Group, Inc. (“Innovativ”) – have unsuccessfully sought that remedy against FTE and now likely precludes the Szkaradeks and Coleman/Innovativ from bringing such a motion again in the future. Also, on October 15, 2024, Judge Bryson mostly denied the Szkaradeks’ motion for summary judgment, and recently scheduled the case for trial. Scheduled to start on July 14, 2025, the trial will be FTE’s opportunity to prove that the Szkaradeks defrauded FTE and breached their contract with the Company, in connection with the Szkaradeks’ sale of their allegedly toxic, debt-ladden real estate portfolio to FTE.

Second, in cooperation with the Attorney General for the Commonwealth of Pennsylvania (the “PA AG”), with whom FTE entered into a settlement in Commonwealth of Pennsylvania v. Vision Property Management, LLC et al, Docket No. GD-19-014368 (PA Ct of Common Pleas, Allegheny County), FTE helped force the Szkaradeks to place their FTE common stock, preferred stock and promissory notes into escrow with the PA AG. Since the PA AG already has an unliquidated judgment against the Szkaradeks and is seeking to schedule a trial to liquidate its damages – which are widely expected to exceed $10M – this moves the PA AG one step closer to taking ownership of the Szkaradeks’ FTE stock and notes.

Third, on September 30, 2024 a federal court in Nevada dismissed the consolidated cases of Innovativ, et al. v. Beys, et al., 22 CV 1184 (JCM) and 22 CV 1362 (CDS), granting summary judgment for defendants FTE and its affiliates. Notably, the federal judge determined that plaintiff TTP8, LLC, the company of Suneet Singal who was charged with securities fraud by the SEC in 2019 and is awaiting trial on federal criminal fraud charges in California, never validly acquired shares in FTE. This means that Coleman/Innovativ’s purchase of 500,000 FTE shares from TTP8 was also not valid, and Innovativ is therefore not a shareholder of FTE.

Legally – and logically – the Nevada federal court’s ruling should have immediately resulted in dismissal of the (lower) Nevada state court’s case of Innovativ, et al. v. FTE, et al., Case No. A-22-849188-B (District Court, Clark County, Nevada). However, the local judge, Joanna S. Kishner, refuses to accept the ruling of the higher federal court, the plaintiff’s resulting lack of standing, her lack of subject matter jurisdiction (because according to her own earlier order, dated June 30, 2022, the Delaware federal court has “exclusive jurisdiction to resolve disputes about the propriety of the Szkaradeks’ purported ownership of the FTE stock [and] their attempt to exercise and enforce their shares of FTE stock”) and a litany of other problems with the case. Instead, Judge Kishner held a trial of the case starting on January 6, 2025, ignoring relevant facts and applicable law and making one improper ruling after another which FTE will likely have to challenge over further years in the higher appellate courts. FTE and its affiliate defendants are taking all necessary actions to counter Judge Kishner’s logical, legal and factual inconsistencies and errors, including moving for a mistrial and to disqualify the judge. Sitting FTE director Joseph F. Cunningham is a co-plaintiff in the Nevada state case, meaning that he has affirmatively sued the very corporation (FTE) to which he owes fiduciary duties, including a duty of loyalty. For this as well as other wrongful and disloyal acts, FTE has sued Cunningham for breach of fiduciary duty, racketeering (with the likes of Singal, Coleman and others) and other malfeasance.

Fourth, FTE v. Singal et al., Docket No. 22 Civ. 5960 (JHR) (S.D.N.Y.), in which the Company has sued Singal, Coleman, Innovativ, Cunningham and others for fraud and racketeering among other things, is still pending.

Fifth, FTE recently settled Henderson et al. v. Vision Property Management, LLC et al., Case No. 20 CV 12649 (E.D. Mich.), a Michigan class action in federal court regarding the Szkaradeks’ alleged fraudulent housing scheme in that state. FTE now expects to settle a similar consumer fraud class action in New Jersey, Jordan et al. v. Vision Property Management, LLC et al., Docket No. C-30-18 (N.J. Sup. Ct.), on substantially the same terms. The Company is endeavoring to settle yet another consumer fraud litigation brought against the Szkaradeks and their companies in Cook County, Chicago, Illinois.

Finally, FTE and its affiliates have appealed a Pennsylvania’s state court grant of summary judgment against them in DLP Lending v. Beys et al., Docket No. C-48-CV-2021-09442 (PA Ct of Common Please, Northampton County).

As we have previously written to you, all of the litigations described here are matters of public record, and we invite and welcome you, our shareholders, to access the public dockets for yourselves. Also, given these many ongoing litigations, you may be contacted by one or more of the alleged bad actors described above that FTE and its affiliates are adverse to and that FTE has alleged have acted unlawfully.

We continue to work on your behalf to salvage as much of the value that has been destroyed by the bad actors in both the Palleschi/Lethem Fraud and the Szkaradek/Singal Fraud and to hold the wrongdoers responsible for the damage they have caused. As always, we would be happy to answer any questions or concerns you may have to the best of our ability.

Sincerely,

Michael P. Beys

Interim CEO

Forward Looking Statements

This letter may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plan,” “believe,” “will,” “intends,” “expects,” “anticipate” and may include statements regarding matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the outcome of pending litigation, the future of our business, future plans and strategies, projections, anticipated events, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this letter is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTE”) through its subsidiary US Home Rentals, owns, operates and invests in affordable rental housing in tier 3 and 4 markets.

For more information, please contact: ir@ftenet.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: January 21, 2025		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer